UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                                Washington, D. C.
                            SCHEDULE 14A INFORMATION
                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934
                                (Amendment No. )

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                        Financial Industries Corporation
                (Name of Registrant as Specified In Its Charter)
                _________________________________________________

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The Registrant provided the following Press Release:



        (BW) (Financial Industries Corporation) (FNIN) Glass Lewis & Co. Advocates Support for FIC Management & Board

AUSTIN, Texas - (BUSINESS WIRE) - July 28, 2003 - The independent investor advisory group Glass, Lewis and Company today gave its proxy endorsement to the Board of Financial Industries Corporation (FIC) stating that the "FIC Board has made positive moves to put the Company on the right track." It cited the new executive leadership of Eugene Payne, a majority independent Board, the Mitte settlement, and the business plan of the new management team as determining factors in its decision.

"Glass Lewis is a completely independent firm known for its focus on corporate integrity," said Eugene E. Payne, CEO, President and Chairman of FIC. "We are not only extremely pleased to receive its endorsement, we consider it an honorable reflection on the hard work our employees, management and Board members have put into righting the course of our company over the past eight months."

The Glass Lewis report looked favorably on the actions taken by the FIC Board to "put the Mitte scandal behind the Company" and settle all obligations, noting, "FIC is in a better position with a dedicated and diverse management team and without representations of the Mitte family."

It also stated its belief that management should be allowed time to prove itself at the helm of FIC. "Management has been executing on its business strategy and the Company seems to be moving in the right direction. Giving the Company's new leadership some additional time to execute on its new strategy and to continue to implement corporate governance reforms seems reasonable in light of the Company's current direction," the report said. Glass Lewis noted that while management is implementing its business plan at this time, the current Board has taken no steps to put up any additional barriers to a sale of the Company.

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Otter  Creek,  the  dissident  shareholder  in the proxy  contest  with FIC, was criticized by Glass Lewis for not offering to pay a premium to shareholders for the right to take over the company. "We begin on the premise that shareholders should generally expect (and demand) a change-of-control premium when an entity or group seeks control of their company. Such premiums are both customary and, in our mind, justified by the relinquishment of control of their company," said the Glass Lewis report.

It also criticized Otter Creek's business plan as being "short on detail," and said it was difficult to recommend that shareholders elect a dissident slate that offers no operating plan for the Company. "Whether they propose to sell the Company immediately or at an undetermined date in the future, they have not presented an operational plan to ensure continued productivity and efficiency within Financial Industries until a sale occurs... Handing control to Otter Creek with no detailed operational plan could send the Company in to turmoil, impacting employee morale and ultimately Company performance. Further, these types of negatives reactions would increase the difficulty of a sale of the Company and we fail to understand why Otter Creek overlooked this aspect in their proxy," said the report.

Glass Lewis did withhold its vote from one member of the FIC slate, the chair of the compensation committee, for handling compensation issues over the past year through the special committee. Its compensation analysis, however, "suggests that the Board did not violate shareholder trust in negotiating agreements with top level management in that senior executive pay is notably reasonable when compared to the Company's performance and to its peers. The Company performed better than half of its peers in its industry and the top five executives were compensated at rates significantly lower than the average of those peers in the Insurance industry group."

Glass, Lewis and Company advises institutional investors and other institutional participants in the financial and capital markets. It does not receive or seek to receive fees from corporations, directors, or advisors that serve them. Unlike, the Institutional Shareholder Service (ISS), an investor advisory service which has come under scrutiny (as reported in the Wall Street Journal) for offering to sell services to the same companies it grades, Glass, Lewis and Company believes that providing such services creates inappropriate conflicts of interest.

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FIC, through its various subsidiaries, owns real estate, an actuarial consulting firm, and markets and underwrites individual life insurance and annuity products. For more information on FIC, go to http://www.ficgroup.com

This release may be considered proxy solicitation material. Information about the participants in such solicitation may be found in a filing on Schedule 14A made with the Securities and Exchange Commission (SEC) on June 26, 2003, or by contacting the Company at 512/404-5000. Shareholders are urged to read the Company's proxy statement carefully because it contains important information. The proxy statement and other relevant documents are available for free at the SEC's website at www.sec.gov, or by contacting the Company at 512/404-5000.

This release may contain "forward-looking statements" within the meaning of the United States Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and are subject to risks, uncertainty and changes in circumstances, which may cause actual results, performance or achievements to differ materially from anticipated results, performance or achievements. Investors are reminded that these forward-looking statements must be considered in conjunction with the cautionary warnings and risk-factors which are detailed in the Company's most recent Annual Report on Form 10-K , Quarterly Report on Form 10-Q, and its other filings with the Securities and Exchange Commission. FIC is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.



Contact:    Bob   Bender,    Corporate    Relations    Officer,    512-404-5080,
bbender@ficgroup.com

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